                                                         EXHIBIT 99 (8) (d) (v)

                            MAY 1, 2003 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
              VAN ECK WORLDWIDE INSURANCE TRUST, VAN ECK ASSOCIATES
         CORPORATION AND JEFFERSON NATIONAL LIFE, SUCCESSOR IN INTEREST
                      TO CONSECO VARIABLE INSURANCE COMPANY

For good and valuable consideration, the receipt of which I is hereby acknowledged, the parties agree to amend the February 29, 2000 Fund Participation Agreement among Van Eck Worldwide Insurance Trust, Van Eck Associates Corporation and Conseco Variable Insurance Company as follows:

1. Insurance Company's name shall be changed to "Jefferson National Life Insurance Company" to reflect the Company's name change.

2.   A new section 16 will be added, to read in its entirety as follows:
     16. The Trust, at its expense, shall provide the Insurance Company with copies of its current prospectus, proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners, in addition to providing each of the foregoing to the Company electronically in .pdf format.

3. Exhibit A thereto is hereby amended to read in its entirety as attached hereto.

4. Exhibit B thereto is hereby amended to read in its entirety as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2003.

                                           VAN ECK WORLDWIDE INSURANCE TRUST
                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           VAN ECK ASSOCIATES CORPORATION
                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           JEFFERSON NATIONAL LIFE, SUCCESSOR IN
                                           INTEREST TO CONSECO VARIABLE
                                           INSURANCE COMPANY
                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                   EXHIBIT A

PARTICIPATING SERIES OF VAN ECK WORLDWIDE INSURANCE TRUST

VAN ECK WORLDWIDE ABSOLUTE RETURN FUND
VAN ECK WORLDWIDE BOND FUND
VAN ECK WORLDWIDE EMERGING MARKETS FUND
VAN ECK WORLDWIDE HARD ASSETS FUND
VAN ECK WORLDWIDE REAL ESTATE FUND
VAN ECK WORLDWIDE ULTRA SHORT-TERM INCOME FUND

                                   EXHIBIT B

Jefferson National Variable Annuity Account C
Jefferson National Variable Annuity Account E
Jefferson National Variable Annuity Account F
Jefferson National Variable Annuity Account G
Jefferson National Variable Annuity Account H
Jefferson National Variable Annuity Account I
Jefferson National Variable Account L